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FOR IMMEDIATE RELEASE


         CORE LABORATORIES WILL RESTATE 2002 PREVIOUSLY ISSUED FINANCIAL
            INFORMATION, Q4 2002 EARNINGS REMAIN AT $0.09 PER SHARE

AMSTERDAM (31 March, 2003) - Core Laboratories (NYSE: "CLB") today announced that it will restate prior 2002 quarterly operating results as it determined certain items of revenue and expenses needed to be revised during the quarters in preparation of its year-end financial statements. The Company anticipates filing its 2002 Form 10K with the revised quarterly Form 10Q/As within the next week. The restatement will lower full-year earnings per diluted share to $0.23 from the previously announced $0.44, excluding charges associated with the adoption of SFAS 142. Core will revise previously announced fourth quarter 2002 financial results although earnings per diluted share remain at $0.09 for the quarter. Core does not expect these changes to have a material effect on the Company's ongoing operations or business outlook.

The revisions of 2002 results, consisting of primarily non-cash items, do not change Core's uses of cash during the year. After funding $19 million of capital expenditures, Core paid down debt by $7,000,000, funded the $8,000,000 cash acquisition of Advanced Data Solutions and bought back approximately $9,000,000 of Company stock all while increasing its cash balance.

The decrease in previously reported earnings per diluted share for 2002 equals approximately $0.21. For the most part, these revisions stem from the issuance of duplicate invoices in the Company's Mexico operations, which lowered earnings by $0.02, the need for higher provisions for doubtful accounts receivables, which lowered earnings $0.07, the need for timely booking of expenses and foreign exchange translation losses from certain field locations, which lowered earnings $0.04, changes in the estimated life of certain assets, which lowered earnings $0.01, and consolidation costs of two Nigerian offices, lowering earnings by $0.01. The Company has taken immediate steps to modify the activities and control procedures that led to the restatement. These actions included dismissing and replacing certain managerial and field accounting staff, increasing the scope and resources of the Company's internal control and audit function and corporate accounting function, and the expansion and installation of Core's global enterprise wide financial reporting system.

For the full year Core will report a revised $364,748,000 in total revenue, down $1,093,000 from the previously reported $365,841,000. The revised revenue total remains the second highest yearly revenue reported in Company history. Revised full year 2002 net income will be $7,630,000 equaling $0.23 per diluted share, down from previously reported net income of $14,753,000 and earnings per diluted share of $0.44. Both the full year net income and earnings per diluted share exclude the effects of charges related to the adoption of SFAS 142. Including the effects of SFAS 142, the net loss for 2002 is $9,062,000 while the loss per diluted share is $0.27 as opposed to the previously reported loss of $0.06 per diluted share.

Because of the downward earnings revision for the first three quarters of 2002, the Company's effective tax rate was revised to 42% from the previously stated 28%. This change in the effective tax rate reduced previously reported 2002 yearly earnings by approximately $0.03 per diluted share. For 2003, Core's effective tax rate is expected to be 27%.

                          Fourth Quarter 2002 Revision

Revised fourth quarter 2002 revenue is $101,582,000 up from the previously reported $99,972,000. Certain invoicing procedures, primarily in Mexico, led to the issuance of duplicate invoices in 2002. These duplicate invoices have now been cancelled lowering revenue totals for the first three quarters of 2002, while causing the increase in fourth quarter revenue. The Company has taken steps, including the installation and expansion of its financial reporting system in Mexico and replacing the Mexico country manager, and will soon install a new country controller to oversee financial administration, that should eliminate similar future problems.

Earnings per diluted share remained unchanged at $0.09 for the quarter while net income changed slightly to $3,004,000. The benefits of the higher quarterly revenue total was offset by higher expenses being recorded in the quarter, primarily related to increases in reserves for doubtful accounts receivable, and the Company's higher effective tax rate.

                           Third Quarter 2002 Revision

Third quarter 2002 revenue is revised to $92,432,000 down from the previously reported $93,341,000. Earnings per diluted share are revised to $0.09 per diluted share from the previously reported $0.16 per diluted share. Net income is revised to $3,133,000 from the previous total of $5,294,000. The major adjustments that affect previously reported operating profits before tax for the Company's individual reporting segments are detailed below:

         Reservoir Description
-        correction of duplicate invoices, decrease in revenue - $909,000
- change in the estimated useful life of certain assets, increase in expense - $145,000
-        foreign exchange translation loss - $294,000
-        increase in reserve for doubtful accounts receivable - $268,000

         Reservoir Management
-        increase in reserve for doubtful accounts receivable - $100,000

                           Second Quarter 2002 Review

Second quarter 2002 revenue is revised to $86,451,000 down from the previously reported $87,464,000 due primarily to the cancellation of two unsupported invoices totaling $630,000. The manager who issued the invoices in contravention of Company policy is no longer with Core. The revised earnings per diluted share will be $0.04 reduced from the previously reported $0.11 while revised net income totals $1,260,000 down from $3,623,000. The major adjustments that affect previously reported operating profits before tax for the Company's individual reporting segments are detailed below:

         Reservoir Description
-        correction of duplicate invoices, decrease in revenue - $262,000
- change in the estimated useful life of certain assets, increase in expense - $145,000
-        foreign exchange translation loss - $545,000
-        increase in reserve for doubtful accounts receivable - $739,000

         Production Enhancement
-        increase in reserve for doubtful accounts receivable - $393,000

         Reservoir Management
-        decrease in revenue, unsupported invoices - $630,000

                           First Quarter 2002 Revision

First quarter 2002 revenue is revised to $84,283,000 down from the previously reported $85,064,000 due to the cancellation of the duplicate invoices. Diluted earnings per share, before the effects of the adoption of SFAS 142, will be reduced to $0.01 and net income reduced to $234,000 from the previously reported $0.09 and $3,012,000, respectively. Including the change in accounting principle, net income and earnings per diluted share for the first quarter of 2002 are $(16,458,000) and $(0.49) down from the previously reported $(13,680,000) and $(0.41), respectively. The major adjustments that affect previously reported operating profits before tax for the Company's individual reporting segments are detailed below:

         Reservoir Description
-        correction of duplicate invoices, decrease in revenue - $157,000
- change in the estimated useful life of certain assets, increase in expense - $146,000
-        foreign exchange translation loss - $611,000
-        increase in reserve for doubtful accounts receivable - $705,000

         Production Enhancement
-        increase in reserve for doubtful accounts receivable - $463,000

         Reservoir Management
- revenue recognition, decrease in revenue - $481,000 - write-off assets of closed facilities in Nigeria - $469,000 - increase in reserve for doubtful accounts receivable - $117,000


                             Stock Buy-Back Program

Core continues to use its considerable free cash flow to fund its share repurchase program as initially announced on 10 October, 2002. Through 31 December, 2002, Core had repurchased approximately 860,000 shares. In 2003, the Company has repurchased an additional 791,000 shares to bring the total to over 1,651,000 shares. The average purchase price was approximately $10.90 and the Company is currently authorized to repurchase 3,300,000 shares, which equals approximately 10% of its outstanding shares.

At the Company's next Annual Meeting scheduled for May 2003, Core will seek shareholder approval to repurchase an additional 10% of its outstanding shares over the next 18-month period. If the Company is able to repurchase the amounts expected to be authorized at the Annual Meeting and the prior authorization, up to approximately 6,300,000 shares, or about 20% of the outstanding shares, may be repurchased by the Company prior to November 2004.

                              2003 Company Guidance

Core expects that increased capital expenditures by its clients, especially in North America, will lead to higher revenues, earnings, and cash flow for 2003. As previously announced, the Company's internal targets for 2003 are:

-        revenues of approximately $400,000,000
-        net income from operations of approximately $0.70 per diluted share
- net income from operations of approximately $0.10 per diluted share for the first quarter 2003, excluding London Reservoir Management closure costs of approximately $0.03 per diluted share
-        capital expenditures of approximately $20,000,000
-        effective tax rate of 27%

                                 Conference Call

The Company has scheduled a conference call to discuss this announcement. The call will begin at 7:30 am CST on Tuesday, 1 April, 2003. To listen to the call, please go to our website at www.corelab.com.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

The Company's outlook is subject to various important cautionary factors as more fully described in the Company's 2001 Form 10-K filed 25 March 2002, and in other securities filings. This release includes forward-looking statements regarding the future revenues and profitability of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's actual results may differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance.

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